Exhibit 10.27
AMENDMENT NO. 3
TO
BURLINGTON RESOURCES INC.
2002 STOCK INCENTIVE PLAN
     The Burlington Resources Inc. 2002 Stock Incentive Plan is hereby amended, effective as of December 19, 2005, as follows:
     1. Section 2.1 is amended to read in its entirety as follows:
     "2.1 Beneficiary
“The person or persons designated by the Participant as his or her beneficiary under the Plan on a form prescribed by and delivered to the Plan Administrator to whom the Participant’s rights under the Plan shall pass upon the Participant’s death or, if no such effective beneficiary designation is in effect, the person or persons to whom the Participant’s rights under the Plan shall have passed by will or the laws of descent and distribution.”
     2. Subsection (f) of Section 6.4 is amended to read in its entirety as follows:
“Except as provided below, during a Participant’s lifetime, an option may be exercisable only by the Participant and options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by Beneficiary designation, by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law and Rule 16b-3, the Plan Administrator may permit the recipient of a Nonqualified Option to transfer such Nonqualified Option. Any other attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.”

3.	The third sentence of Article 11.7 is amended to read in its entirety as follows:
“The Fair Market Value of such Common Stock as delivered shall be valued as of the day prior to exercise of the Option or the vesting of the Restricted Stock.”
4.	The fifth sentence of Section 11.7 is amended to read in its entirety as follows:
“The Fair Market Value of such Common Stock as is withheld shall be valued as of the day of exercise of the option or stock appreciation right or the vesting of the Restricted Stock.”

AMENDMENT NO. 4 TO
BURLINGTON RESOURCES INC.
2002 STOCK INCENTIVE PLAN
     The Burlington Resources Inc. 2002 Stock Incentive Plan is hereby amended, effective as of January 25, 2006, as follows:
     1. A new Section 2.21 is added to read as follows:
2.21 Merger Agreement
The Agreement and Plan of Merger, dated December 12, 2005, by and among the Company, ConocoPhillips and Cello Acquisition Corp., a wholly owned subsidiary of ConocoPhillips, pursuant to which Burlington will be merged with and into Cello Acquisition Corp.
     2. The portion of the first sentence of Section 6.4(h) up to the colon is amended to read in its entirety as follows:
     “Subject to Section 6.4(i) below, upon the termination of a Participant’s employment with the Company and its Subsidiaries for any reason other than death or Permanent Disability, the Participant’s option shall be exercisable only to the extent that it was then exercisable and, unless the term of the option expires sooner, such option shall expire according to the following schedule; provided, however, that the Plan Administrator may at any time determine in a particular case that specific limitations and restrictions under the Plan shall not apply:”
     3. The first sentence of Section 6.4(i) is amended to read in its entirety as follows:
     “Nothwithstanding other Plan provisions pertaining to the times at which options may be exercised, all outstanding options, to the extent not then currently exercisable, shall become exercisable in full upon the occurrence of a Change in Control; provided, however, that any options granted after December 12, 2005 will not vest in full at the Effective Time (as defined in the Merger Agreement) but will instead retain their normal vesting schedule subject to vesting in full in the event, following the Effective Time, of a termination of the employment of the holder by the Company (or ConocoPhillips) without Cause or by the holder for Good Reason prior to full vesting.”
     4. Section 8.6 is amended to read in its entirety as follows:
“The Restriction Period for any Participant shall be deemed to end and all restrictions on shares of Restricted Stock shall terminate immediately upon a Change in Control; provided, however, that the Restriction Period for any Participant and the restrictions on any shares granted after December 12, 2005 will not lapse immediately at the Effective Time (as defined in the Merger Agreement) but will instead continue in full, but such Restriction Period will end in the event, following the Effective Time, of a termination of the employment of the holder by the Company (or ConocoPhillips) without Cause or by the holder for Good Reason prior to full vesting.”